THE  SHARES  OF  COMMON  STOCK  (THE  "COMMON SHARES") OFFERED
     HEREIN    ARE   SUBJECT   TO   SUBSTANTIAL   RESTRICTIONS   ON
     TRANSFERABILITY.

                      SECURITIES PURCHASE AGREEMENT

                    CURTIS MATHES HOLDING CORPORATION

                    Private Offering of Common Stock

     In connection with the offer (the "Offering") and proposed issuance of common shares, $0.01 par value per share ("Common Shares"), of Curtis Mathes Holding Corporation, 10911 Petal Street, Dallas, Texas 75238 (the "Company") at a price of $0.75 per share, the undersigned prospective investor (the "Investor") and the Company hereby agree as follows:

     1. Subscription. The Investor hereby subscribes for the purchase of the Common Shares and agrees to purchase the aggregate number of Common Shares set forth in Paragraph 12 of this agreement. The Company, in its sole discretion and for any reason, may accept or reject this purchase in whole or in part at any time not later than 10 days after the receipt of this agreement (the "Closing Date").

     2. Restricted Shares. Investor recognizes that the Common Shares, when issued, will not have been registered for public sale under the Securities Act of 1933 (the "Securities Act") or the securities laws of any state and that the share certificate will bear a "Restricted Stock" legend as follows:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF ( 1 ) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT, OR (2) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED."

     3. Registration Rights. In connection with the issuance of the Common Shares offered pursuant to this agreement, the Company will undertake to file a Registration Statement with the Securities and Exchange Commission ("SEC") for registration of the Common Shares on or before June 15, 1996, and will use its best efforts to have such Registration Statement declared effective at the earliest possible date.

     4. Payment of Purchase Price. The Investor shall pay for the Common Shares by wire transfer of funds to the Escrow Agent on or before May 8, 1996 in accordance with the following instructions:

                       American Pacific State Bank
                         15260 Ventura Boulevard
                     Sherman Oaks, California 91403
                           Routing #122229439

                         Credit to the Account:
            Nemecek & Cole Trust Account - Re: Curtis Mathes
                            Account #03017133

          The parties hereby agree that the funds from payment of the purchase price shall be held in escrow by the law firm of Nemecek & Cole (the "Escrow Agent") until the Escrow Agent has received notification from the Company, consisting of a facsimile copy of the Common Share certificate(s) that have been issued in the Investor's name, along with a written certification by the Company's General Counsel that the original Common Share certificate(s) have been placed with an overnight delivery service for expedited delivery to the Investor. Upon receipt of said documentation, the parties hereto instruct the Escrow Agent to disburse the funds to the Company in accordance with its instructions. The parties hereby acknowledge and agree that the Escrow Agent is acting solely as an escrow agent in connection with the transaction, has not participated in the offer or sale of the subject shares, has conducted no investigation of the transaction or of either party, has not provided any advice nor made any representation or warranty with respect to this Subscription Agreement and/or the transaction and has not advised or made a n y r epresentation or warranty with respect to the transaction's compliance with federal, state or foreign law.

     5.   Company's Conditions.    The Company's obligation to issue and
          sell the Common Shares shall be subject to the satisfaction (or waiver by it) of the following conditions precedent:

          (a)  Performance.   The  Investor  shall have tendered payment
               for the Common Shares.

          (b) Representations. Each representation and warranty made by the Investor in this agreement shall be true and correct in all material respects as though made on and as of the Closing Date.

          (c) Legality. No change shall have occurred in any law, rule or regulation that would prohibit the consummation of any transaction contemplated hereby.

          (d) Litigation. No action, proceeding or investigation shall have been commenced or threatened, nor shall any other judgment or decree have been issued or be proposed to be issued by any court, agency or authority to set aside, restrain, enjoin or prevent the consummation of any transaction contemplated hereby.

     6. Representations and Warranties. T h e Investor makes the representations, declarations and warranties set forth in this Section with the intent that the same may be relied upon in determining the Investor's suitability as a purchaser of the Common Shares. If the Investor includes or consists of more than one person or entity, the obligations of the Investor shall be joint and several and the representations and warranties herein contained shall be deemed to be made by and be binding upon each such person or entity and their r e s pective legal representatives, heirs, executors, administrators, successors and assigns.

          (a) No Regulatory Review. The Investor is aware that this is a limited private offering and that no federal, state or other agency has made any finding or determination as t o the fairness of the investment nor made any recommendation or endorsement of the Common Shares.

          (b) Ability to Evaluate. The Investor, by reason of the Investor's knowledge and experience in financial and business matters, is capable of evaluating the risks and merits of an investment in the Common Shares.

          (c) Investment Intent. The Investor acknowledges that the purchase of the Common Shares hereunder is being made for the Investor's own account, or investment purposes only and not with the present intention of distributing or reselling the Common Shares in whole or in part. The

               Investor further understands that the Common Shares are n o t being sold to the Investor in a transaction registered under the Securities Act of 1933, as amended (the "Act"), or any other state securities laws. As a result, the Investor understands that there will be restrictions on the transfer and sale of the Common Shares. The Investor further understands that the Company has agreed to file a Registration Statement with the SEC with respect to the Common Shares no later than June 15, 1996. The Investor hereby agrees not to sell or otherwise transfer the Common Shares until the Investor h a s r eceived notice from the Company that the Registration Statement has been declared effective. Investor hereby agrees to exercise the registration rights granted hereby, and to sell the Common Shares pursuant to the registration, only in a manner consistent with the representations and warranties made by Investor to the Company hereunder. Investor understands that the SEC may in its discretion comment on certain aspects of the Registration Statement and the transaction and that such comments may cause delay in the Registration Statement becoming effective. The Company shall have no liability to Investor on account of any such delay initiated by the SEC.

          (d) Investment Information. The investor has received and reviewed pertinent information regarding the Company, including the most recent SEC Forms 10-K and 10-Q prior to the execution of this Agreement and is capable of understanding and evaluating the information contained therein. Specifically, the Investor is fully aware of the risks relating to the business of the Company and purchase of the Common Shares. The Investor will rely solely upon its independent investigation and analysis in making the decision to purchase the Common Shares. In particular, and without limiting the generality of the foregoing, the Investor has not relied on, and the Investor's decision to subscribe for Common Shares has not been influenced by: (i) newspaper, magazine or other media articles or reports related to the Company or its business; (ii) promotional literature or other materials used by the Company for sales or marketing purposes, or
               (iii) any other written or oral statement of the Company or persons purporting to represent the Company. The Investor has had the opportunity to discuss all aspects of this transaction with management of the Company, has made or has had the opportunity to make such inspection of the books and records of the Company as the Investor has deemed necessary in connection with this investment, and any questions asked have been answered to the satisfaction of the Investor.

          (e) Confidentiality. The Investor understands that the O f f ering is confidential. The Investor has not distributed information on the Offering to anyone other than such legal or financial advisors as the Investor has deemed necessary for purposes of evaluating an investment in the Common Shares.

          (f)  Authorization and Formation of Investor.     The
               Investor, if a corporation, partnership, trust or other form of business entity, is authorized and otherwise duly qualified to purchase and hold the Common Shares and such entity has not been formed for the specific purposes of acquiring Common Shares in the Offering. If the Investor is one of the aforementioned entities, it hereby agrees that upon request of the Company it will supply the Company with any additional written information that may be requested by the Company.

          (g) Accredited Investor Status. The Investor is an "accredited investor" as such term is defined in Rule
               501(a) of Regulation D under the Act and within the meaning of similar regulations under state securities l a w s for the reasons indicated in the "Investor Acknowledgments" accompanying this Agreement. If the Investor is an individual, he or she is of majority age and his or her marital status is as indicated in the "Investor Acknowledgments." If the Investor is an entity, the person executing this Securities Purchase Agreement on behalf of the Investor is of majority age.

     7.   Reliance on Representations and Warranties:  Indemnity.
          The Investor understands that the Company will rely on the representations and warranties of the Investor herein in determining whether a sale of the Common Shares to the Investor is in compliance with federal and applicable state securities laws. The Investor hereby agrees to indemnify the Company and its affiliates, and hold the Company and its affiliates and agents harmless from and against any and all liability, damage, cost or expense (including reasonable attorneys' fees) incurred on account of or arising out of:
          (a) any inaccuracy in the Investor's declarations, representations and warranties set forth in this Subscription Agreement; (b) the disposition of any of the Common Shares which the Investor will receive, contrary to the Investor's declarations, representations and warranties in this Subscription Agreement; (c) any lawsuit or proceeding based upon a claim that said declarations, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any of its affiliates or the disposition of all or any part of the Investor's Common Shares; and (d) the Investor's failure to fulfill any or all of the Investor's obligations herein.

     8. Updating Information. All of the information set forth herein with respect to the Investor, including, without limitation, all of the representations and warranties set forth in Paragraph 6 of this agreement, is correct and complete as of the date hereof and, if there should be any material change in such information prior to the acceptance of t h i s subscription by the Company, the Investor will immediately furnish the revised or corrected information to the Company.

     9. Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, if to the Company at the address set forth on the first page of this Subscription Agreement, and to Investor, at the address set forth in Paragraph 12 of this Subscription Agreement, or, to such other address as either the Company or the Investor shall designate to the other by notice in writing in accordance with this Paragraph 9.

     10. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of Texas.

     11. Representations and Warranties of the Company. The Company represents and warrants to Investor as follows:
          (a) The Company has legal capacity, power and authority to enter into and perform this Agreement and to consummate the transaction contemplated hereby.

          (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (c) The execution and delivery of this agreement and the performance of the obligations imposed hereunder will not result in a violation of any order, decree or judgment of any court or governmental agency having jurisdiction over Company or Company's properties, will not conflict with, constitute a default under, or result in the breach of, any contract agreement or other instrument to which the Company is a party or is otherwise bound and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for t h e execution, delivery and performance of this agreement.

          (d) There is no litigation or proceeding or, to the best of the Company's knowledge, threatened, against the Company which would affect the validity or performance of this agreement.

          (e) Upon consummation of the transaction contemplated hereby, the Investor will own the Common Shares free and clear of all liens, claims, charges and other encumbrances and the delivery of the Common Shares to Investor pursuant to this agreement will transfer legal and valid title thereto, free and clear of all liens, claims, charges and other encumbrances.

          (f)  The Company will pay all transfer fees and expenses.

          (g) The Common Shares when issued and delivered will be duly a n d validly authorized and issued fully-paid and nonassessable and will not subject the holders thereof to personal liability by reason of being such holders. There are no preemptive rights of any shareholder of the Company.

          (h) The Company hereby agrees to indemnity and hold harmless the Investor from and against any liability, damage, cost or expense incurred as a result of breach by the Company of any representation, warranty or covenant of the Company hereunder.

                           [Signatures follow]

     12. Signatures. The Investor declares under penalty of perjury that the statements, representations and warranties contained herein and in the following Investor Acknowledgements are true, correct and complete and that this Securities Purchase Agreement was executed at:

          __________________________    ________________________________
          (City and State)                   (City and State)

          Number of Common Shares  _______________
          Total Purchase Price             $______________

          Funds  Should  Be  Wired  in Accordance With Section 4 Of This
Agreement:
Exact Name(s) in which ownership of Common Shares is to be registered:__________________________________________________

Address:_____________________________________________________________
               City, State, Zip Code
               ___________________________________________________

          Investor                      Joint Investor (if necessary)

          ______________________   _________________________________
          (Print Name)                       (Print Name)

          ______________________   _________________________________
          (Signature)                        (Signature)

          ______________________   _________________________________
          (Title)                            (Title)

     Date: _____________________   Date: ____________________

     RECEIVED AND ACCEPTED:

          Amount:  $_____________________
          Common Shares:  ___________________________
          Date: _________________________

     CURTIS MATHES HOLDING CORPORATION


     By: __________________________________
          Patrick A. Custer, President

* Note that Common Shares will be sent to Investor by overnight Courier to the address indicated, unless otherwise instructed.

                    CURTIS MATHES HOLDING CORPORATION
                        INVESTOR ACKNOWLEDGMENTS

     In order to induce the Company to accept the foregoing subscription for Common Shares, the Investor expressly acknowledges the following by placing his or her initials (or, if the Investor is a person other than an individual, the initials of an individual duly empowered to act for the Investor) in each of the spaces provided below:

     THE INVESTOR HAS RECEIVED, HAS CAREFULLY REVIEWED INFORMATION ON THE COMPANY AND HAS MADE AN INDEPENDENT INVESTIGATION AND ANALYSIS OF THE INVESTMENT.

     THE INVESTOR HAS CAREFULLY READ THE FOREGOING SECURITIES PURCHASE AGREEMENT AND IN PARTICULAR, HAS CAREFULLY READ AND UNDERSTANDS THE INVESTOR'S REPRESENTATIONS AND WARRANTIES MADE THEREIN AND CONFIRMS THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE TRUE AND CORRECT.

     THE INVESTOR QUALIFIES UNDER THE FOLLOWING CATEGORY OR CATEGORIES OF DEFINITIONS OF "ACCREDITED INVESTOR" (INDICATE EACH APPLICABLE CATEGORY):

     (1)  The  Investor  is a natural person whose individual net worth,
          or   joint  net  worth  with  that  person's  spouse,  exceeds
          $1,000,000.

          (______)  Yes       (______)  No

     (2) The Investor is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of realizing the same income level in the current year.

          (______)  Yes       (______)  No

     (3)  The  Investor  is  a  broker  or dealer registered pursuant to
          Section 15 of the Securities Exchange Act of 1934, as amended.

          (______)  Yes       (______)  No

     (4) The Investor is an insurance company, a registered securities broker or dealer, a licensed Small Business Investment C o m p any, a registered investment company, a business development company as defined in Section 2(a)(48) of the I n vestment Company Act of 1940 or a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

          (______)  Yes       (______)  No

     (5) The Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a corporation, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (6) The Investor is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Shares offered, whose purchase is directed by a person who has such knowledge and experience that he or she is capable of evaluating the merits and risks of the proposed investment.

          (______)  Yes       (______)  No

     (7) The Investor is a bank, savings and loan association or similar institution acting in its individual or fiduciary capacity, or an employee benefit plan with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (8) The Investor is a Plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, with total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (9) The Investor is an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA"), the investment decisions for which are made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or is an employee benefit plan that has total assets in excess of $5,000,000.

          (______)  Yes       (______)  No

     (10) The Investor is an entity in which all of the equity owners are accredited investors or individuals who are accredited investors (as defined above).

          (______)  Yes       (______)  No

     IN WITNESS WHEREOF, the Investor has executed and delivered this Investor Acknowledgement as of the date shown below.

Official Signatory of Investor:

Name of Company: ___________________


By:  _______________________________
     (Signature)

Name Printed: _______________________

Title:  ______________________________

Date: ______________________________